Exhibit 99.1

Apple Reports Second Quarter Results

Revenue up 54 percent to new March quarter record

Services and Mac revenue reach new all-time high

CUPERTINO, California — April 28, 2021 — Apple® today announced financial results for its fiscal 2021 second quarter ended March 27, 2021. The Company posted a March quarter record revenue of $89.6 billion, up 54 percent year over year, and quarterly earnings per diluted share of $1.40. International sales accounted for 67 percent of the quarter’s revenue.

“This quarter reflects both the enduring ways our products have helped our users meet this moment in their own lives, as well as the optimism consumers seem to feel about better days ahead for all of us,” said Tim Cook, Apple’s CEO. “Apple is in a period of sweeping innovation across our product lineup, and we’re keeping focus on how we can help our teams and the communities where we work emerge from this pandemic into a better world. That certainly begins with products like the all-new iMac and iPad Pro, but it extends to efforts like the 8 gigawatts of new clean energy we’ll help bring onto the grid and our $430 billion investment in the United States over the next 5 years.”

“We are proud of our March quarter performance, which included revenue records in each of our geographic segments and strong double-digit growth in each of our product categories, driving our installed base of active devices to an all-time high,” said Luca Maestri, Apple’s CFO. “These results allowed us to generate operating cash flow of $24 billion and return nearly $23 billion to shareholders during the quarter. We are confident in our future and continue to make significant investments to support our long-term plans and enrich our customers’ lives.”

Apple’s board of directors has declared a cash dividend of $0.22 per share of the Company’s common stock, an increase of 7 percent. The dividend is payable on May 13, 2021 to shareholders of record as of the close of business on May 10, 2021. The board of directors has also authorized an increase of $90 billion to the existing share repurchase program.

Apple will provide live streaming of its Q2 2021 financial results conference call beginning at 2:00 p.m. PT on April 28, 2021 at apple.com/investor/earnings-call. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic; anticipated revenue, gross margin, operating expenses, other income/(expense), and tax rate; plans for return of capital; our goal of maintaining a net cash neutral position; and our investment plans and environmental initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2021 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020
Net sales:
Products	$72,683	$44,965	$168,361	$124,069
Services	16,901	13,348	32,662	26,063
Total net sales (1)	89,584	58,313	201,023	150,132
Cost of sales:
Products	46,447	31,321	108,577	83,396
Services	5,058	4,622	10,039	9,149
Total cost of sales	51,505	35,943	118,616	92,545
Gross margin	38,079	22,370	82,407	57,587

Operating expenses:
Research and development	5,262	4,565	10,425	9,016
Selling, general and administrative	5,314	4,952	10,945	10,149
Total operating expenses	10,576	9,517	21,370	19,165

Operating income	27,503	12,853	61,037	38,422
Other income/(expense), net	508	282	553	631
Income before provision for income taxes	28,011	13,135	61,590	39,053
Provision for income taxes	4,381	1,886	9,205	5,568
Net income	$23,630	$11,249	$52,385	$33,485

Earnings per share:
Basic	$1.41	$0.64	$3.11	$1.91
Diluted	$1.40	$0.64	$3.08	$1.89
Shares used in computing earnings per share:
Basic	16,753,476	17,440,402	16,844,298	17,550,281
Diluted	16,929,157	17,618,765	17,021,423	17,718,591

(1) Net sales by reportable segment:
Americas	$34,306	$25,473	$80,616	$66,840
Europe	22,264	14,294	49,570	37,567
Greater China	17,728	9,455	39,041	23,033
Japan	7,742	5,206	16,027	11,429
Rest of Asia Pacific	7,544	3,885	15,769	11,263
Total net sales	$89,584	$58,313	$201,023	$150,132

(1) Net sales by category:
iPhone	$47,938	$28,962	$113,535	$84,919
Mac	9,102	5,351	17,777	12,511
iPad	7,807	4,368	16,242	10,345
Wearables, Home and Accessories	7,836	6,284	20,807	16,294
Services	16,901	13,348	32,662	26,063
Total net sales	$89,584	$58,313	$201,023	$150,132

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	March 27, 2021	September 26, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$38,466	$38,016
Marketable securities	31,368	52,927
Accounts receivable, net	18,503	16,120
Inventories	5,219	4,061
Vendor non-trade receivables	14,533	21,325
Other current assets	13,376	11,264
Total current assets	121,465	143,713

Non-current assets:
Marketable securities	134,539	100,887
Property, plant and equipment, net	37,815	36,766
Other non-current assets	43,339	42,522
Total non-current assets	215,693	180,175
Total assets	$337,158	$323,888

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$40,127	$42,296
Other current liabilities	45,660	42,684
Deferred revenue	7,595	6,643
Commercial paper	5,000	4,996
Term debt	8,003	8,773
Total current liabilities	106,385	105,392

Non-current liabilities:
Term debt	108,642	98,667
Other non-current liabilities	52,953	54,490
Total non-current liabilities	161,595	153,157
Total liabilities	267,980	258,549

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,686,305 and 16,976,763 shares issued and outstanding, respectively	54,203	50,779
Retained earnings	15,261	14,966
Accumulated other comprehensive income/(loss)	(286)	(406)
Total shareholders’ equity	69,178	65,339
Total liabilities and shareholders’ equity	$337,158	$323,888

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 27, 2021	March 28, 2020
Cash, cash equivalents and restricted cash, beginning balances	$39,789	$50,224
Operating activities:
Net income	52,385	33,485
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,463	5,602
Share-based compensation expense	4,001	3,407
Deferred income tax benefit	(207)	(651)
Other	(474)	(259)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,347)	7,284
Inventories	(1,226)	699
Vendor non-trade receivables	6,792	7,923
Other current and non-current assets	(4,333)	(8,866)
Accounts payable	(1,997)	(13,520)
Deferred revenue	1,642	1,223
Other current and non-current liabilities	3,045	7,500
Cash generated by operating activities	62,744	43,827
Investing activities:
Purchases of marketable securities	(74,424)	(66,489)
Proceeds from maturities of marketable securities	39,605	39,738
Proceeds from sales of marketable securities	21,645	27,762
Payments for acquisition of property, plant and equipment	(5,769)	(3,960)
Payments made in connection with business acquisitions, net	(9)	(1,134)
Other	—	(572)
Cash used in investing activities	(18,952)	(4,655)
Financing activities:
Proceeds from issuance of common stock	561	430
Payments for taxes related to net share settlement of equity awards	(3,160)	(1,566)
Payments for dividends and dividend equivalents	(7,060)	(6,914)
Repurchases of common stock	(43,323)	(39,280)
Proceeds from issuance of term debt, net	13,923	2,210
Repayments of term debt	(4,500)	(5,250)
Proceeds from commercial paper, net	22	1,518
Proceeds from repurchase agreement	—	2,556
Other	(38)	(51)
Cash used in financing activities	(43,575)	(46,347)
Increase/(Decrease) in cash, cash equivalents and restricted cash	217	(7,175)
Cash, cash equivalents and restricted cash, ending balances	$40,006	$43,049
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$10,276	$7,505
Cash paid for interest	$1,327	$1,689